UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 19, 2009

MedQuist Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Bishops Gate Boulevard, Suite 300, Mount Laurel, New Jersey		08054-4632
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	856.206.4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 19, 2009, MedQuist Inc. (the "Company") entered into a services agreement (the "Services Agreement") with CBay Inc. ("CBay"), pursuant to which certain senior executives and directors of CBay will render to the Company, upon the request of the Company’s Chief Executive Officer, certain advisory and consulting services in relation to the affairs of the Company and its subsidiaries, as set forth in the Services Agreement (the "Services").

The Services Agreement will remain in effect until the earliest to occur of (i) December 31, 2009, if either party gives notice of termination of the Services Agreement to the other party no later than December 1, 2009, (ii) the end of any calendar quarter subsequent to December 31, 2009, if either party gives notice of termination of the Services Agreement to the other party no later than thirty (30) days prior to the end of such calendar quarter, (iii) such time as CBay or its affiliates (other than the Company and its subsidiaries) control, directly or indirectly, the power to vote less than thirty percent (30%) of the issued and outstanding common equity of the Company, and (iv) such earlier date as the Company and CBay may mutually agree upon in writing.

CBay, the Company’s majority shareholder, owns approximately 70% of the Company’s outstanding common stock. CBay is a wholly owned subsidiary of CBaySystems Holdings Ltd. ("CBaySystems Holdings"). The Services Agreement provides that the Services will be performed primarily by Robert M. Aquilina, Michael Seedman and Clyde Swoger, or their replacements at CBay who are reasonably acceptable to the Company’s Chief Executive Officer. Mr. Aquilina is the Executive Chairman of the Board of Directors of CBaySystems Holdings and he also serves as the Chairman of the Company’s Board of Directors. Mr. Seedman is an Executive Director and the Chief Technology Officer of CBaySystems Holdings and he also is a member of the Company’s Board of Directors. Mr. Swoger is the Chief Financial Officer of CBaySystems Holdings.

The Services Agreement further provides that CBay will use commercially reasonable efforts to make available from time to time the services of Peter Berger and Frank Baker (or their successors at S.A.C. Private Capital Group, LLC ("SAC PCG") who are reasonably acceptable to the Company’s Chief Executive Officer) to perform Services under the Services Agreement as may be required in CBay’s or the Company’s Chief Executive Officer’s reasonable discretion. Messrs. Berger and Baker serve as Non-Executive Directors on CBaySystems Holdings Board of Directors and they are both members of the Company’s Board of Directors.

The Services Agreement provides that, in consideration of the Services rendered by CBay since July 1, 2009 and to be rendered by CBay pursuant to the Services Agreement, the Company will pay CBay a quarterly services fee equal to $350,000 (the "Services Fee"), which shall be payable in arrears.

A copy of the Services Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company’s wholly owned subsidiary, MedQuist Transcriptions, Ltd., and CBay Systems & Services, Inc. ("CBay Systems & Services"), a wholly-owned subsidiary of CBaySystems Holdings, are also parties to three other material agreements: (i) a transcription services agreement dated September 15, 2008 (the "2008 Agreement") pursuant to which the Company outsourced certain medical transcription services to CBay Systems & Services; (ii) a subcontracting agreement dated March 31, 2009 (the "Subcontracting Agreement"), pursuant to which CBay Systems & Services may subcontract certain medical transcription, editing and related services to the Company; and (iii) a transcription services agreement dated April 3, 2009 (the "Transcription Services Agreement"), pursuant to which the Company outsources certain medical transcription services to CBay Systems & Services.

Except for the 2008 Agreement, the Subcontracting Agreement, and the Transcription Services Agreement, neither the Company nor any of its subsidiaries is a party to any material agreement with CBay, CBay Systems & Services or any other affiliate of CBay or CBay Systems & Services.

To ensure the terms of the Services Agreement are arms’ length, the Services Agreement was reviewed and approved by the Audit Committee of the Company’s Board of Directors (the "Audit Committee"). The Company’s Audit Committee is comprised solely of independent directors, none of whom (i) are affiliated with CBay, SAC PCG or any affiliates of CBay or SAC PCG, or (ii) have an interest in the Services Agreement or the transactions arising from the Services Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedQuist Inc.

September 24, 2009	By:	/s/ Mark R. Sullivan

Name: Mark R. Sullivan
Title: General Counsel, Chief Compliance Officer and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Services Agreement by and between MedQuist Inc. and CBay Inc. dated as of September 19, 2009